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                                                                  Exhibit (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As the independent registered public accounting firm, we hereby consent to the references to our firm included in or made a part of this Post-Effective Amendment to the GendeX Fund's Registration Statement on Form N-1A.


/s/ Cohen Fund Audit Services, Ltd.


Cohen Fund Audit Services, Ltd.
Westlake, Ohio
September 20, 2007